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                                                                   EXHIBIT 10.15

                 AMENDMENT NO. 2 TO EQUIPMENT LEASE AGREEMENT
                 --------------------------------------------

     THIS Amendment No. 2 to an Equipment Lease Agreement (the "Lease" or the "Agreement') made and entered into effective as of January 1, 1991, by and between K&E LAND & LEASING, a partnership ("Lessor") and KEVCO, INC., a Texas corporation ("Lessee"), is made and entered into as of the 26 day of October,
                                                           --
1993, but effective November 1,1993 (the "Effective Date");

                              W I T N E S S E T H:

     WHEREAS, the Lessor and Lessee desire to amend the Lease as hereinafter provided;

     NOW, THEREFORE, IN CONSIDERATION of the premises and the covenants' and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

     1. Paragraph 1 of the Lease is hereby amended in its entirety to hereafter read as follows:

          "1. Effective the Effective Date, Lessor hereby leases to Lessee the Leased Equipment for a period of one hundred twenty (120) months (the "Primary Term") unless earlier terminated as provided herein."

     2. Paragraph 2 of the Lease is hereby amended in its entirety to hereafter read as follows:

          "2. Lessee absolutely and unconditionally shall pay Lessor an aggregate rental of $2,124,000 for the use of the Leased Equipment, payable monthly in equal amounts of $17,700 each, said monthly rental to be due and payable, in advance, on the first day of each and every month during the term of this Lease and any renewal thereof. The monthly rental provided for herein to be paid by Lessee to Lessor shall be without any right of offset, credit, deduction, diminution or other reduction whatsoever. Payment of rental as provided herein shall be payable in immediately available funds in Fort Worth, Texas. If any payment of rental provided for is not received by Lessor when due, or in the event Lessee fails to timely pay any other amounts which it is required to pay under any other provisions of this Lease, or if Lessee fails to timely discharge any of its obligations as set forth in this Lease and Lessor discharges such obligations for and on behalf of Lessee and for the benefit of Lessee (Lessor having no obligation to discharge such obligations), such amount or amounts shall bear interest at the rate of 10 percent per annum, or the Maximum Rate per annum, whichever is less, from the date on which such amount was due until paid. Neither the payment nor acceptance of such interest shall
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     constitute a waiver by Lessor of any default to which such interest payment relates. All such payments of interest shall be due and payable immediately upon demand. As used herein the term "Maximum Rate" means the maximum lawful, non-usurious rate of interest allowable under applicable law, including, but without limitation, the maximum rate permissible under Art. 5069-1.04 V.A.T.S., but in no event to exceed eighteen percent (18%). If this Lease commences on a day other than the first day of the month, the rent shall be prorated from the Effective Date through the first day of the following month. If this Lease terminates on a day other than the first day of a month, the rent shall be prorated from the first day of the month of termination through the date of termination and any rent paid in addition to such prorated amount shall be refunded to Lessee.

     3. Paragraph 7 of the Lease is hereby amended in its entirety to hereafter read as follows:

          "7. Lessee shall not assign this Lease, nor sublet, or otherwise transfer its interest in this Lease, in whole or in part, to any person or other legal entity other than an affiliate of Lessee, nor suffer or otherwise allow the Leased Equipment to come into the custody or control of anyone other than Lessor or Lessee other than an affiliate of Lessee, without the prior written consent of Lessor. Lessor may assign this Lease and any rights, benefits or privileges hereunder to any other person or legal entity without Lessee's consent. Lessee shall not mortgage the Leased Equipment or otherwise subject the Leased Equipment to any mortgage or other encumbrance without the prior written consent of Lessor."

     4. Paragraph 8 of the Lease is hereby amended in its entirety to hereafter read as follows:

          "8. This Lease may be terminated by the Lessor prior to the expiration of the Primary Term in the event that (any one or more of the following events or circumstances being an "Event of Default"):

               "(i)    Lessee fails to pay the rental charges called for by this
     Lease on or before five (5) days after receipt of written notice from Lessor that a payment is past due;

               "(ii)   Lessee breaches, defaults, nonperforms, nonfulfills or
     nonobserves any representations, covenants, agreements, obligations or undertakings of Lessee made by Lessee or anyone on its behalf in or pursuant to this Lease and as to a financial default, more than five (5) days elapses without same being remedied or alleviated after receipt of written

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     notice with respect to the nature of such breach, default, nonperformance, nonfulfillment or nonobservance, or with respect to a non-financial default, more than thirty (30) days expires without same being remedied or alleviated after receipt of written notice from Lessor stating the nature of such breach, default, nonperformance, nonfulfillment or nonobservance; provided, however, that if such breach, default, nonperformance, nonfulfillment or nonobservance cannot be reasonably remedied or alleviated within said thirty (30) day period, no Event of Default shall occur or exist if Lessor commences to remedy same within said thirty (30) day period and thereafter diligently pursues the same to completion;

               "(iii) Lessee makes a general assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, or is adjudicated a bankrupt or insolvent; or Lessee files a petition or application seeking the appointment of a receiver, trustee, or liquidator for itself or for all or any substantial part of its assets and properties, or commences any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, debtor relief, dissolution, liquidation or similar proceedings relating to itself under the laws of any jurisdiction, whether now or hereafter in effect, or any such petition or application is filed or any such proceedings are commenced by any third party or parties against Lessee, and Lessee by any act (whether by petition, application, answer, consent or otherwise) indicates its approval thereof, consent thereto or acquiescence therein; or an order is entered appointing any such receiver, trustee or liquidator, or granting or approving any such petition or application, and such order remains in effect for more than thirty (30) days;

               "(iv)   Lessee forfeits its right to do business, or ceases to
     conduct its business in the ordinary course;

               "(v)    Lessee discontinues operations, abandons or moves the
     Leased Equipment or permits the Leased Equipment to be subjected to unreasonable hazards or risks;

               "(vi)   Any final judgment is entered against Lessee for the
     payment of money in an amount exceeding $50,000 which is not covered by insurance; or any judgment, writ of attachment or execution or similar process is issued or levied against any substantial part of Lessee's assets and properties and is not released, vacated or fully bonded within thirty
     (30) days after its issuance or levy;

               "(vii) Lessee merges or consolidates with or into any other corporation or other legal entity other than affiliate of Lessee, or sells,

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     leases, exchanges or otherwise disposes of all or any substantial part of its assets or properties other than to an affiliate of Lessee; or

               "(viii) An "Event of Default" occurs or is continuing under that certain Lean Agreement of even date herewith entered into by and between First Interstate Bank of Texas, N.A., and Lessee; or

               "(ix)   An "Event of Default" occurs or is continuing under and
     pursuant to any of the agreements entered into by and among Lessee, Gerald
     E. Kimmel ("Kimmel") and Billy T. Everett ("Everett") relating to the sale by Everett and the purchase by Lessee and Kimmel of all of the issued and outstanding shares of common stock owned by Everett.

     "Should any of the foregoing occur, Lessor may, with free right of entry and without demand, and without further notice to Lessee, immediately take possession of the Leased Equipment and remove the Leased Equipment from Lessee's premises using such force as may be necessary without being guilty of any manner of trespass or other violation of law, and if the Leased Equipment are in a location other than on Lessee's premises, Lessor may immediately and without prior notice or demand take whatever action is necessary in order to recover and take possession of the Leased Equipment. At Lessor's option, Lessor may either terminate this Lease by notifying Lessee of its intention to terminate this Lease or, without terminating it as provided herein, lease the Leased Equipment for the account of Lessee for the remainder of the term hereof or for such term or terms as Lessor shall see fit. Should Lessor elect to lease the Leased Equipment for the account of Lessee (although Lessor shall have no obligation to do so and shall never be liable for failure to do so) Lessee shall pay Lessor on demand for costs of repairing the Leased Equipment for a new tenant or tenants and also pay Lessor each month of Lessee's unexpired term the sum of (i) the monthly rental heretofore agreed to be paid, and (ii) all other costs and expenses incurred by Lessor which but for an Event of Default would have been paid for or performed by Lessee, less such part, if any thereof, Lessor shall have been able to collect from a new tenant or tenants, it being specifically agreed and understood that Lessor is and shall be entitled to future rentals under this Lease and that all attempts to re-let the Leased Equipment shall be on account of and for the benefit of Lessee. Should an Event of Default occur as aforesaid, Lessor may, on the other hand should it so desire, without re-entry or resuming possession of the Leased Equipment and without terminating this Lease, enforce by all proper and legal suits and other means its rights hereunder, including the collection of future rentals for the unexpired term of this Lease as hereinabove provided. All rights and remedies of Lessor under this Lease shall be cumulative and none shall be exclusive of any other and

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     especially no remedy for the recovery of rent in arrears, accrued rents, or to require performance of any covenant or agreement of Lessee for the unexpired term of this Lease shall be affected by any remedy herein provided for. Waiver of any defaults hereunder shall not operate to waive or in any manner affect any subsequent default hereunder. All replacements, modifications or additions to the Leased Equipment shall become a part of the Leased Equipment and shall become the sole and exclusive property of Lessor at the expiration of this Lease.

     5. The Lease is amended by adding thereto a new Paragraph 11 to read as follows:


          "11. The parties hereto acknowledge that Gerald E. Kimmel ("Kimmel") is a representative of, and has a financial interest in, Lessor and Lessee, and as a consequence thereof, the parties hereto agree that neither party may impute to the other any knowledge that Kimmel shall have or obtain as a representative of either Lessor or Lessee or assert any claim as a result of such knowledge or raise as a defense such knowledge."

     6. In all other respects, the Lease as herein amended shall remain in full force and effect and unimpaired.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to the Lease as of the day and year first above written but effective the Effective Date.

LESSOR:                                 LESSEE:

K & E LAND & LEASING                    KEVCO, INC.

BY: /s/ Gerald Kimmel                   BY: /s/ Gerald Kimmel
   -----------------------                 -------------------------
     Its Partner                           Its Duly Authorized Officer

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